Exhibit 10.23

EXECUTION COPY

AMENDMENT NO. 1

AMENDMENT NO. 1 (this “Amendment No. 1”) dated as of January 17, 2008 among AMBAC FINANCIAL GROUP, INC. and AMBAC ASSURANCE CORPORATION (collectively the “Borrowers” and each a “Borrower”), the Lenders executing this Amendment No. 1 and CITIBANK, N.A., in its capacity as Administrative Agent under the Credit Agreement referred to below (the “Administrative Agent”).

The Borrowers, the Lenders party thereto (including the Lenders executing this Amendment No. 1) and the Administrative Agent are parties to a First Amended and Restated Revolving Credit Agreement dated as of July 30, 2007 (as amended, supplemented and otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”).

The Borrowers and the Lenders party hereto wish now to amend the Credit Agreement in certain respects, and, accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 hereof, but effective as of December 31, 2007, the Credit Agreement shall be amended as follows:

2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Defined Terms. The following definitions shall be (i) amended to read in their entirety as follows (to the extent already included in Section 1.01 of the Credit Agreement) or (ii) added in the appropriate alphabetical location (to the extent not already included in said Section 1.01):

“Impairment Value” means, with respect to any net mark-to-market losses on credit derivative contracts excluded from stockholder’s equity in the definition of “Total Capital” or from the calculation of minimum net assets in Section 5.03(a), the cumulative amount of such losses incurred from the impairment of the obligations underlying such credit derivative contracts, as (i) reasonably determined by Ambac Financial in good faith and in a manner consistent with the calculation thereof set forth in the quarterly operating supplements of Ambac Financial produced and released alongside the quarterly and annual financial statements of Ambac Financial furnished pursuant to Sections 5.01(f)(i) and 5.01(f)(ii) and (ii) set forth in the Compliance Certificate delivered pursuant to Section 5.01(f)(vi).

“Total Capital” means, at any time, the sum of (a) the stockholders’ equity of Ambac Financial and its Subsidiaries (other than Aleutian and Juneau), on a Consolidated basis (excluding (i) unrealized gains on investments and unrealized losses on investments and (ii) net mark-to-market (losses) gains on credit derivative contracts (determined on an after-tax basis), provided that in the case of this clause (ii) the Impairment Value with respect to such losses shall not be excluded), computed as of the end of the most recently completed fiscal quarter of Ambac

AMENDMENT No. 1

Financial (or, if such time is on the final day of any fiscal quarter of Ambac Financial, as of such day) plus (b) Total Debt as of such time plus (c) the aggregate Hybrid Securities Amounts as of such time (excluding that portion, if any, of such aggregate Hybrid Securities Amounts that exceeds 15% of Total Capital before giving effect to such exclusion, computed as of the end of the most recently completed fiscal quarter of Ambac Financial (or, if such time is on the final day of any fiscal quarter of Ambac Financial, as of such day)).

2.03. Minimum Net Assets. Section 5.03(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(a) Minimum Net Assets. Maintain at all times an excess of Consolidated total assets over Consolidated total liabilities (in each case excluding (x) the assets and liabilities of Aleutian and Juneau and of Persons which are Consolidated or subject to be Consolidated according to FASB Interpretation 46(R) (Consolidation of Variable Interest Entities) and (y) net mark-to-market (losses) gains on credit derivative contracts (determined on an after-tax basis), provided that in the case of this clause (y) the Impairment Value with respect to such losses shall not be excluded) of at least $4,375,000,000 plus (i) an amount equal to 25% of Consolidated net income (if positive) for each fiscal year of Ambac Financial commencing with fiscal year 2008 (excluding net mark-to-market (losses) gains on credit derivative contracts (determined on an after-tax basis), provided that the Impairment Value with respect to such losses shall not be excluded) plus (ii) an amount equal to 50% of the Net Proceeds of any Equity Issuance made during fiscal year 2008 of Ambac Financial plus (iii) an amount equal to 25% of the Net Proceeds of any Equity Issuance made during each fiscal year of Ambac Financial commencing with fiscal year 2009.”

2.04. Form of Compliance Certificate. Exhibit D to the Credit Agreement is hereby amended to read in its entirety as set forth in Exhibit D hereto.

Section 3. Representations and Warranties. Each Borrower represents and warrants to the Lenders and the Administrative Agent, as to itself and each of its Subsidiaries, that (a) the representations and warranties set forth in Article IV of the Credit Agreement (after giving effect to the amendments contemplated herein) are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Article IV to “this Agreement” included reference to this Amendment No. 1, and (b) no Default or Event of Default has occurred and is continuing.

Section 4. Conditions Precedent.

(a) General. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions:

(i) Execution. The Administrative Agent shall have received counterparts of this Amendment No. 1 executed by the Borrowers, the Administrative Agent and the Lenders party to the Credit Agreement constituting the Required Lenders.

(ii) Expenses. The Borrowers shall have paid in full the costs, expenses and fees as set forth in Section 8.04(a) of the Credit Agreement.

AMENDMENT No. 1

Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

AMENDMENT No. 1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective authorized officers as of the day and year first above written.

AMBAC FINANCIAL GROUP, INC.

By	/s/ David Trick
Name: David Trick
Title: Managing Director & Treasurer

AMBAC ASSURANCE CORPORATION

By	/s/ David Trick
Name: David Trick
Title: Managing Director & Treasurer

CITIBANK, N.A., as Administrative Agent

By	/s/ Shannon Sweeney
Name: Shannon Sweeney
Title: Vice President

AMENDMENT NO. 1

LENDERS

CITIBANK, N.A.

By	/s/ Shannon Sweeney
Name: Shannon Sweeney
Title: Vice President

AMENDMENT NO. 1

LENDERS

The Bank of New York

By	/s/ Richard G. Shaw
Name: Richard G. Shaw
Title: Vice President

AMENDMENT No. 1

LENDERS

KEYBANK NATIONAL ASSOCIATION, as Lender

By	/s/ Mary K. Young
Name: Mary K. Young
Title: Senior Vice President

AMENDMENT No. 1

LENDERS

MERRILL LYNCH BANK USA

By	/s/ Derek Befus
Name: Derek Befus
Title: Vice President

AMENDMENT No. 1

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

AMBAC FINANCIAL GROUP, INC.

AMBAC ASSURANCE CORPORATION

This certificate is delivered pursuant to clause (vi) of Section 5.01(f) of the First Amended and Restated Revolving Credit Agreement dated as of July 30, 2007 (together with all amendments and other modifications, if any, from time to time made thereto, the “Credit Agreement”), among AMBAC FINANCIAL GROUP, INC (“Ambac Financial”), AMBAC ASSURANCE CORPORATION (“Ambac Assurance”; together with Ambac Financial, the “Borrowers”), the various commercial lending institutions as are or may become parties (hereto collectively, the “Lenders”), and CITIBANK, N.A., as administrative agent (the “Administrative Agent”). Unless otherwise defined herein, terms used herein and in the Attachment 1 hereto have the meanings provided therefor in the Credit Agreement.

This Compliance Certificate relates to the ______ Fiscal Quarter, commencing on __________, ____ and ending on __________, ____ (such latter date being the “Computation Date”). Ambac Financial hereby further certifies, represents and warrants that as of the Computation Date:

(1)	No Default has occurred and is continuing;

(2)	The Leverage Ratio on the Computation Date was to 1.00, as computed on Attachment 1 hereto. The maximum Leverage Ratio permitted pursuant to Section 5.03(b) of the Credit Agreement on the Computation Date is 0.30 to 1.00, and accordingly, Section 5.03(b) of the Credit Agreement has [not] been complied with; and

(3)	The excess of Consolidated total assets over Consolidated total liabilities (in each case excluding (x) the assets and liabilities of Aleutian and Juneau and of Persons which are Consolidated or subject to be Consolidated according to FASB Interpretation 46(R) (Consolidation of Variable Interest Entities) and (y) net mark-to-market (losses) gains on credit derivative contracts (determined on an after-tax basis), provided that in the case of this clause (y) the Impairment Value with respect to such losses shall not be excluded) is $ _______. The minimum amount by which Consolidated total assets must exceed Consolidated total liabilities as of the Computation Date pursuant to Section 5.03(a) of the Credit Agreement is $ _________, and accordingly, Section 5.03(a) of the Credit Agreement has [not] been complied with.

IN WITNESS WHEREOF, the undersigned has caused this Compliance Certificate to be delivered by its Responsible Officer this ____ day of________, ____.

AMBAC FINANCIAL GROUP, INC.

By:
Name:
Title:

D-l

LEVERAGE RATIO

As of                      , 20

(the “Computation Date”)

(A)	Total Debt of Ambac Financial and its Subsidiaries (other than Aleutian and Juneau) on a Consolidated basis as of the Computation Date

(1)    Borrowed money and all obligations evidenced by bonds, debentures, notes or other similar instruments (excluding Contingent-Capital Securities, Credit-Linked Notes and that portion of Debt in respect of Hybrid Securities included in Item C).

$

(2)    All obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of Ambac Financial or its Subsidiaries (other than Aleutian and Juneau) on a Consolidated basis.

$

	(3) All obligations as lessees under leases which have been or should be, in accordance with GAAP, recorded as capitalized lease liabilities.	$

	(4) All Contingent Liabilities in respect of any of Items A(l), A(2) and A(3).	$

	(5) The sum of Items A(1), A(2), A(3) and A(4).	$

(B)	Stockholders’ Equity: Stockholders’ equity of Ambac Financial and its Subsidiaries (other than Aleutian and Juneau), on a Consolidated basis (excluding (i) unrealized gains on investments and unrealized losses on investments and (ii) net mark-to-market (losses) gains on credit derivative contracts (determined on an after-tax basis), provided that in the case of this clause (ii) the Impairment Value with respect to such losses shall not be excluded).

(C)	Total Capital: the sum of Item A(5) plus Item B plus the aggregate Hybrid Securities Amounts (excluding that portion, if any, of such aggregate Hybrid Securities Amounts that exceeds 15% of this Item C before giving effect to such exclusion).

(D)	Leverage Ratio:

	The ratio of Item A(5) to Item C	to 1.00

D- 2